Exhibit 2.1

SECOND AMENDMENT TO CONTRIBUTION AGREEMENT

This Second Amendment to Contribution Agreement (the “Amendment”) is made and entered into the 28th day of March, 2014 among DCP LP Holdings, LLC, a Delaware limited liability company (“HOLDINGS”), DCP Midstream GP, LP, a Delaware limited partnership (“GP”), DCP Midstream, LLC, a Delaware limited liability company (“MIDSTREAM”), and DCP Midstream Partners, LP, a Delaware limited partnership (“MLP”). Capitalized terms used herein but not defined shall have the meaning assigned to those terms in the Contribution Agreement.

A.	HOLDINGS, GP, MIDSTREAM and MLP are parties to that certain Contribution Agreement dated February 25, 2014 (the “Contribution Agreement”).

B.	The Contribution Agreement was amended by the First Amendment to Contribution Agreement dated February 27, 2014.

C.	The parties desire to further amend the Contribution Agreement as provided herein.

FOR GOOD AND VALUABLE CONSIDERATION, the parties hereto agree as follows:

1.	Schedule 1.1(d) (concerning Reserved Liabilities) to the Contribution Agreement is hereby replaced with the Schedule 1.1(d) that is attached hereto as Attachment I.

2.	Section 2.1(c) to the Contribution Agreement is hereby deleted in its entirety.

3.	Schedule 4.6 (concerning Litigation) to the Contribution Agreement is hereby replaced with the Schedule 4.6 that is attached hereto as Attachment II.

4.	Schedule 4.21 (concerning Financial Statements) to the Contribution Agreement is hereby replaced with the Schedule 4.21 that is attached hereto as Attachment III.

5.	Section 8.1 of the Contribution Agreement is amended to change the Closing Date to March 31, 2014.

6.	Except as modified and amended herein, the terms and provisions of the Contribution Agreement shall remain in full force and effect.

7.
This Amendment may be signed in any number of counterparts, all of which together shall constitute a single signed original. Facsimiles and photocopies of this Amendment shall have the same force and effect as a signed original.

[SIGNATURES BEGIN ON NEXT PAGE]

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THE PARTIES HERETO have executed this Amendment to be effective as of the date first above written, notwithstanding the actual date of execution.

DCP LP HOLDINGS, LLC

By: /s/ D. Robert Sadler
Name: D. Robert Sadler
Title: Vice President

DCP MIDSTREAM GP, LP
By: DCP MIDSTREAM GP, LLC
Its general partner

By: /s/ William S. Waldheim
Name: William S. Waldheim
Title: President

DCP MIDSTREAM, LLC

By: /s/ D. Robert Sadler
Name: D. Robert Sadler
Title: Vice President

DCP MIDSTREAM PARTNERS, LP
By: DCP MIDSTREAM GP, LP
Its general partner
By: DCP MIDSTREAM GP, LLC
Its general partner

By: /s/ William S. Waldheim
Name: William S. Waldheim
Title: President

[Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Amendment have been omitted from this Exhibit 2.1.  The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.]

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